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                                                                    Exhibit 10.6


                       PIONEER-STANDARD ELECTRONICS, INC.
                           1999 RESTRICTED STOCK PLAN


                  This Plan is hereby adopted by Pioneer-Standard Electronics, Inc., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

                  WHEREAS, in consultation with and upon the recommendation of Ernst & Young LLP, the Company has determined to provide an additional retirement benefit for its senior executives;

                  WHEREAS, Ernst & Young LLP has determined that, in light of the nearing retirement of the Chairman and Chief Executive Officer and the Vice President, Treasurer and Assistant Secretary of the Company, the funding of such a benefit under a supplemental executive retirement plan ("SERP") would have a substantial negative effect on the Company's cash flow;

                  WHEREAS, in order to avoid such negative effect, Ernst & Young LLP recommended that a separate restricted stock plan be established in order to provide a retirement benefit for the Chairman and Chief Executive Officer and the Vice President, Treasurer and Assistant Secretary of the Company that is substantially equivalent to the benefit that such senior executives would have received as participants in the SERP;

                  WHEREAS, it was determined that the provision of a retirement benefit for the Chairman and Chief Executive Officer and the Vice President, Treasurer and Assistant Secretary of the Company through a restricted stock plan would additionally benefit the Company by providing an incentive for such senior executives to continue their employment with the Company;

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                  WHEREAS, in light of the foregoing considerations, the Board of Directors and the Compensation Committee of the Board of Directors have approved the establishment of a restricted stock plan;

                  NOW, THEREFORE, the Company hereby adopts the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan (hereinafter referred to as the "Plan") effective April 27, 1999, as follows:










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                                   ARTICLE 1
                                NAME AND PURPOSE


                  1.1 Name. The name of this Plan shall be the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan.

                  1.2 Purpose. The Plan will be maintained by the Company in order to provide a retirement benefit and retention incentive for the Chairman and Chief Executive Officer and the Vice President, Treasurer and Secretary of the Company by awarding Shares to such Senior Executives of the Company under the terms and conditions of and in accordance with this Plan.













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                                   ARTICLE 2

                                  DEFINITIONS


                  Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

                  2.1 Beneficiary. The word "Beneficiary" shall mean the person, persons, entity, or entities so designated, or deemed to be designated, by a Participant pursuant to Article 10.

                  2.2 Board. The word "Board" shall mean the Board of Directors of the Company.

                  2.3 Cause. A Participant's Termination of Employment shall be deemed to have been for "Cause" only if:

                      (a) termination of his employment shall have been the result of the Participant's conviction of any of the following: (i) embezzlement; (ii) misappropriation of money or other property of the Company; or (iii) any felony; or

                      (b) there has been a breach by the Participant during the Period of Employment (as defined in his Employment Agreement) of the provisions of paragraph 3.03 of such Employment Agreement, relating to devotion of full time to the affairs of the Company, Section 8 of such Employment Agreement relating to Competition,
                           Section 9 of such Employment Agreement relating to Confidential Information, or Section 10 of such Employment Agreement relating to Noninterference, and such breach results in demonstrable significant injury to the Company, and with respect to any alleged breach of such paragraph 3.03, the Participant shall have failed to remedy such breach within thirty (30) days from his receipt of written notice from the Company.

                  2.4 Change in Control. The words "Change in Control" shall mean the occurrence of any of the following events:

                      (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is



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                           merged, consolidated or reorganized with or into
                           another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors ("Voting Stock") or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction; or


                      (b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner") is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company; or


                      (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or


                      (d) the individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

                  2.5 Code. The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations or other pronouncements promulgated thereunder. Any reference made herein to a specific Code Section shall be deemed to include any successor Code Section having the same or a similar purpose.


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                  2.6 Committee. The word "Committee" shall mean the
Compensation Committee of the Board, or the successor of such Committee, which satisfies the requirements of Section 7.1 hereof.

                  2.7 Company. The word "Company" shall mean Pioneer-Standard Electronics, Inc. and any successor corporation or business organization which shall assume the duties and obligations of Pioneer-Standard Electronics, Inc. under this Plan.

                  2.8 Continuous Service. The words "Continuous Service" shall mean for any Participant the period during which he is or has been an Employee of the Company. Such period shall be measured from his date of hire (which date shall be considered to be the first day on which the Employee performs any service for the Company for which he is directly or indirectly compensated as an Employee) until his date of Termination of Employment.

                  2.9 Director. The word "Director" shall mean a member of the Board of Directors of the Company.

                  2.10 Disability. The word "Disability" shall mean an illness or accident which prevents the Participant from performing his duties with the Company for a period of six (6) consecutive months. His Termination of Employment shall be deemed to have occurred as of the close of business on the last day of such six (6) month period.

                  2.11 Effective Date. The words "Effective Date" shall mean the date on which this Plan became effective, which date is April 27, 1999.

                  2.12 Employee. The word "Employee" shall mean any common-law employee of the Company, whether or not an officer or member of the Board, but excluding any temporary employee and any person serving the Company only in the capacity of a member of the Board.


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                  2.13 Employment Agreement. The words "Employment Agreement"
shall mean, in the case of a Participant, that certain Employment Agreement between the Participant and the Company dated as of the Effective Date and any successor thereto. References in this Plan to specific sections or articles of an Employment Agreement shall be deemed also to be references to successor provisions dealing with the same subject, however numbered.

                  2.14 Escrow Agreement. The words "Escrow Agreement" shall mean any escrow agreement entered into between the Company and an escrow agent for the purpose of holding Shares thereunder.

                  2.15 Exchange Act. The words "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.16 Participant. The word "Participant" shall mean James L. Bayman and John V. Goodger, individually, commencing with the Effective Date and thereafter, in each case, while he remains a Participant hereunder.

                  2.17 Period of Transition. The words "Period of Transition" shall mean a period of reduced employment responsibilities designed to ensure a Participant's availability and support in the transition from the Participant to his successor as an executive officer of the Company.

                  2.18 Plan. The word "Plan" shall mean the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan as set forth herein, as in effect on the Effective Date, and as it may be later amended.

                  2.19 Plan Year. The words "Plan Year" shall mean the period beginning on the Effective Date and ending on March 31, 2000, and each 12-month period beginning on April 1 and ending on March 31 thereafter while the Plan remains in existence.


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                  2.20 SSAT. The acronym "SSAT" shall mean The Pioneer Stock
Benefit Trust established pursuant to the Pioneer-Standard Electronics, Inc. Share Subscription Agreement and Trust effective as of July 2, 1996.

                  2.21 Senior Executive. The words "Senior Executive" shall mean James L. Bayman and John V. Goodger. A Participant who incurs a Disability at a time when he is a Senior Executive shall be deemed to continue to be a Senior Executive during the period of his Disability until his Termination of Employment. A Participant shall automatically cease to be a Senior Executive on his date of Termination of Employment.

                  2.22 Shareholders. The word "Shareholders" shall mean the individuals or entities that own one or more of the Company's Common Shares.

                  2.23 Shares. The word "Shares" shall mean common shares, without par value, of the Company.

                  2.24 Termination of Employment. The words "Termination of Employment" shall mean the cessation of a Participant's service with the Company as an Employee for any reason whatsoever, whether voluntary or involuntary, including by reason of retirement, death, or Disability.

                  2.25 Vested Percentage. The words "Vested Percentage" shall mean for any Participant a percentage determined on the basis of his Continuous Service during his Period of Transition in accordance with the following table:

                  If his Continuous Service ends as follows:          His Vested Percentage Shall be:
                  ------------------------------------------          -------------------------------
                  Before March 31 of the first year of his            0%
                  Period of Transition

                  On or after such first March 31 but before          33-1/3% March 31 of
                  the second year of his Period of Transition


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
                  On or after such second March 31 but                66-2/3%
                  before March 31 of the third year
                  of his Period of Transition

                  On or after such third March 31                     100%

                  Notwithstanding the foregoing, the Vested Percentage of a Participant who has a Termination of Employment as a result of his death, Disability or termination by the Company without "Cause" shall be one hundred percent (100%) as of the date of such Termination of Employment. In addition, the Vested Percentage of a Participant shall be one hundred percent (100%) as of the date of termination of the Plan or upon a Change in Control.








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                                   ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION



                  3.1 Eligibility. As of the Effective Date, the following two Senior Executives are eligible to participate in the Plan:

                      (a)  James L. Bayman; and

                      (b)  John V. Goodger.

                  3.2 Participation. As of the Effective Date, the following two eligible Senior Executives shall become Participants in the Plan:

                      (a)  James L. Bayman; and

                      (b)  John V. Goodger.

Each Senior Executive shall remain a Participant in the Plan during his continued employment with the Company. (a)






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                                   ARTICLE 4

                                AWARDS OF SHARES



                  4.1 Award. As of the Effective Date, Shares are hereby awarded to each Participant hereunder as follows:

                           James L. Bayman                      611,567
                           John V. Goodger                      112,231
                                                                -------

                           Total                                723,798

                  4.2 Source of Shares. The Shares which are hereby awarded to the Participants under this Plan shall be obtained from the SSAT.

                  4.3 Maximum Number of Shares. Subject to the provisions of
Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed Seven Hundred Twenty-Three Thousand, Seven Hundred Ninety-Eight (723,798) Shares.

                  4.4 Effect of Changes in Shares. In the event that after the date of adoption of the Plan by the Board, the Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then the Shares awarded hereunder shall be subject to such change as any other outstanding Shares.




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                                   ARTICLE 5

                              TRANSFER RESTRICTIONS


                  5.1 In General. The Shares awarded hereunder shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or "a disposition") until the earliest of (a) the lapse of the right of the Company to a return of such Shares pursuant to Section 5.2 below; (b) a Change in Control with respect to the Company; or (c) the termination of the Plan. An appropriate number of Shares may be sold by a Participant (or, at the Participant's request, withheld by the Company) after the date that any Shares become nonforfeitable under Section 5.2 below to enable such Participant to pay any applicable taxes incurred as a result of such Shares becoming nonforfeitable.

                  5.2 Forfeiture. Any Shares awarded hereunder shall be subject to forfeiture as of the Participant's Termination of Employment for any reason except to the extent of the Participant's Vested Percentage in such Shares. Any Shares forfeited in accordance with this Section 5.2 shall be sold on the open market as soon as reasonably practicable and subject to any applicable legal requirements, and the proceeds from such sale shall be utilized for one or more purposes authorized by the SSAT.

                  5.3 Change in Control. The Committee has the sole authority to determine whether a Change in Control has occurred. If the Committee shall determine that a Change in Control has occurred, it shall cause to be issued a written notice to the Participants of such fact and shall cause a certificate or certificates representing all Shares owned by the Participants which shall have become nonforfeitable to be delivered to the Participants as soon as practicable after such notice.


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                  5.4 Plan Termination. If the Plan is terminated, the Committee shall cause to be issued a written notice to the Participants of such fact and shall cause a certificate or certificates representing all Shares owned by the Participants which have become nonforfeitable to be delivered to the Participants as soon as practicable after such notice.

                  5.5 Disability. The Committee has the sole authority to determine whether a Disability has occurred. If the Committee shall determine that a Disability has occurred, it shall cause to be issued a written notice to the disabled Participant of such fact and shall cause a certificate or certificates representing all Shares owned by Participant which have become nonforfeitable to be delivered to such Participant as soon as practicable after such notice.

                  5.6 Death. Upon notification of the death of a Participant, the Committee shall cause to be issued a written notice to the Beneficiary of the Participant determined pursuant to Article 10 hereof of such fact and shall cause a certificate or certificates representing all Shares which have become nonforfeitable to be delivered to such Beneficiary as soon as practicable after such notice.

                  5.7 Rights with Respect to the Shares. Notwithstanding retention of certificates representing some or all of the Shares awarded hereunder by the Company or an agent of the Company, the Participant in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding.




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                                   ARTICLE 6

                          ESCROW AGREEMENT AND LEGENDS



                  In order to enforce the restrictions imposed upon Shares issued hereunder, the Committee also may require any Participant to enter into an Escrow Agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of an escrow agent until any or all of the restrictions imposed pursuant to this Plan have terminated. Alternatively, the Committee may make such arrangements in lieu of an Escrow Agreement as it shall deem appropriate hereunder. The Committee may impose such additional restrictions on any Shares awarded pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, as required by the New York Stock Exchange or any other stock exchange or reporting system upon which such Shares are then listed or under any state blue sky or securities laws applicable to such Shares. In addition, the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the various restrictions imposed hereunder or by law.






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                                   ARTICLE 7

                           ADMINISTRATION OF THE PLAN



                  7.1 Composition of Committee. This Plan shall be administered by the Committee, which shall consist of at least three members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder, provided that none of the duties required to be performed by the Committee under Rule 16b-3 promulgated under the Exchange Act or Section 7.2 of the Plan may be delegated to any other person.

                  7.2 Duties and Rights of Committee. The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee may issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.






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                                   ARTICLE 8

                                   AMENDMENTS



                  This Plan may be amended at any time by the Board; provided, however, that if this Plan shall have received Shareholder approval, no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 4.4 hereof, without Shareholder approval of such amendment; and provided further, that no amendment to this Plan shall impair the rights of Participants who have been awarded Shares.





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                                   ARTICLE 9

                            DURATION AND TERMINATION



                  This Plan shall terminate on March 31, 2005, or such earlier date as may be determined by the Board; provided, however, that such termination shall not impair the rights of any Participant hereunder with respect to any grant of Shares made prior to such termination. Notwithstanding anything in the foregoing to the contrary, this Plan shall terminate and all awards of Shares under the Plan shall be revoked if, within twelve (12) months of the date of its adoption by the Board, the Plan does not receive the approval of a majority of the outstanding Shares present in person or by proxy and entitled to vote at a meeting of Shareholders of the Company.







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                                   ARTICLE 10

                             BENEFICIARY DESIGNATION



                  Unless a Participant has designated a Beneficiary in accordance with the provisions of the following sentence, any Shares that become unrestricted on account of the death of a Participant shall be distributed to the person or persons in the first of the following classes in which there are any survivors of such Participant, which person or persons shall be deemed to have been designated a Beneficiary or Beneficiaries by the Participant:

                      (a)  his spouse at the time of death;

                      (b)  his children per stirpes;

                      (c)  his parents; and

                      (d)  the executor or administrator of his estate.


Instead of having any Shares that become payable on account of a Participant's death paid to a Beneficiary as determined above, a Participant may designate a Beneficiary or Beneficiaries to receive such Shares.






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